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                                                                    EXHIBIT 23.2





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated July 11, 1997, except for Notes 2 and 10 as to which the date is July 24, 1997, accompanying the financial statements of Cherry Communications Incorporated contained in the Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of World Access, Inc. on Forms S-3 (File No. 333-43497 and File No. 333-51199) and on Forms S-8 (File No. 333-59347, File No. 333-17741, File No. 33-377918,
and File No. 33-47752).



                                             /s/ Grant Thornton LLP
                                             ----------------------
                                             GRANT THORNTON LLP

Chicago, Illinois
July 24, 1998